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                                                              EXHIBIT 99.2(h)(1)

                  FORM OF MASTER AGREEMENT AMONG UNDERWRITERS

                                                                 October 1, 1991



Dear Sirs:

     On or after the date hereof we may invite you to participate as an underwriter in connection with one or more public offerings of securities in which we are serving as sole or lead representative of the underwriting syndicates. This Agreement will confirm our mutual agreement to the following general terms and conditions applicable to your participation in any such underwriting syndicate.

     1. APPLICABILITY OF THIS AGREEMENT; INVITATION AND ACCEPTANCE. From time to time on or after the date hereof we may be responsible for managing or otherwise implementing the sale of securities offered publicly pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or offered pursuant to an exemption from registration thereunder. The terms and conditions of this Agreement shall be applicable to any such offering in which we have invited you to participate as an underwriter and have expressly informed you that the terms and conditions of this Agreement shall apply. This Agreement shall not apply to any offering of securities effected wholly outside the United States of America. Any offering to which the terms and conditions of this Agreement apply is herein referred to as an "Offering", and the securities offered in an Offering, including any Over-Allotment Securities and Additional Securities (both as hereinafter defined), are herein referred to as the "Securities" with respect to such Offering.

     We shall invite you to participate in an Offering and in connection therewith shall advise you of:
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       (a) the principal terms of the Securities;

       (b) the names of the issuer of the Securities, any seller of Securities other than the issuer, any guarantor or insurer of the Securities, the trustee or trustees under any indenture governing the Securities and any Representative (as hereinafter defined) other than us;

       (c) the amount of Securities to be underwritten by you;

       (d) the expected offering date and the expected closing date or dates for the Securities; and

       (e) the initial offering price or prices of the Securities and the gross underwriting discounts and commissions in connection therewith, together with the management fee, underwriting compensation (and, if the invitation, as defined below, states that the provisions of Section 7(b) hereof shall apply to the Offering, the portion of such underwriting compensation designated as the selling underwriters' fee, as such term is defined in
     Section 7(b) hereof) and selling concession to Selected Dealers (as hereinafter defined) comprising such underwriting discounts and commissions and with any reallowance to other dealers, except that if the initial offering price or prices of the Securities are to be determined by reference to the market price of the Securities or to a formula based upon the market price of certain securities (either such procedure being herein referred to as "Market Pricing"), we shall so indicate in lieu of specifying such initial offering price or prices (and other applicable terms of the Securities) and shall specify only the maximum gross underwriting discounts and commissions and the maximum management fee, instead of the fixed gross underwriting discounts and commissions and the management fee, underwriting compensation (and, if applicable, selling underwriters' fee), selling concession and reallowance.

     Such invitation and additional information, to the extent applicable and then determined, shall be conveyed to you in a telegram, telex, facsimile transmission or other written form (electronic or otherwise) of communication (any communication in any such form being herein referred to as a "written communication"). Any such additional information, to the extent


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applicable but not determined at the time such invitation is conveyed to you, will be conveyed to you in a subsequent written communication. All written communications addressed to you with respect to the Offering are herein referred to collectively as the "Invitation". The Invitation will include instructions for advising us of your acceptance (your "Acceptance") of the Invitation. If we have received your Acceptance, a subsequent written communication from us shall state that you may reject your allotment of Securities by notifying us prior to the time and in the manner specified in such written communication.

     If any seller of Securities proposes to authorize the Underwriters (as hereinafter defined) to solicit offers to purchase the Securities pursuant to delayed delivery contracts (such contracts being herein referred to as "Delayed Delivery Contracts" and an Offering of Securities pursuant to such contracts being herein referred to as a "Delayed Delivery Offering"), we shall so advise you in the Invitation and shall advise you of certain terms of the Delayed Delivery Contracts and the compensation to be received in connection therewith. If the Underwriting Agreement (as hereinafter defined) provides for the granting by any seller of Securities to the Underwriters of an option to purchase additional Securities solely to cover over-allotments (the "Overallotment Securities"), we shall notify you in the Invitation of such option and of your maximum obligation upon exercise of such option. If any seller of Securities proposes to offer Securities through one or more underwriting syndicates (which may be composed of a single underwriter) other than the underwriting syndicate composed of the Underwriters, we shall notify you in the Invitation of the extent to which the Underwriters may become obligated to purchase Securities from, or sell Securities to, such other underwriting syndicate or syndicates pursuant to one or more agreements between the representatives or managers of such other syndicate or syndicates (or such single underwriter) and the Representatives (any such agreement with respect to an Offering being referred to herein as an "Inter-Syndicate Agreement", and any Securities purchased by the Underwriters pursuant to an Inter-Syndicate Agreement being referred to herein as "Additional Securities").

     The Invitation may also contain provisions that amend or supplement the terms and conditions of this Agreement as they apply to an Offering. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision and you, by your Acceptance, shall be bound thereby. The terms

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and conditions of this Agreement, as so amended or supplemented, shall become effective with respect to your participation in such Offering only if we have received your Acceptance before the date and time specified in the Invitation and have not received a subsequent written communication from you rejecting your allotment, pursuant to the second preceding paragraph.

     Except as otherwise indicated, the following provisions of this Agreement shall apply separately to each Offering.

     2. UNDERWRITING AGREEMENTS. In connection with each Offering, one or more of the issuer, one or more shareholders of the issuer, or any seller, guarantor or insurer of the Securities will enter into an underwriting or purchase agreement and may enter into an associated terms agreement or similar agreement (collectively, the "Underwriting Agreement") with us acting either as sole representative or as lead representative of one or more other representatives of the underwriters named in the Underwriting Agreement (the "Underwriters"). We as sole representative of the Underwriters or we and one or more other representatives of the Underwriters as are named in the Invitation, as the case may be, are herein referred to as the "Representatives". The Underwriting Agreement shall be in the form (with all such additions, modifications and deletions as the Representatives shall deem appropriate) that shall have been filed with, and be publicly available from, the Securities and Exchange Commission (the "Commission") or such other regulatory authority as we shall specify in the Invitation or that we shall send to you (or make available for your review in our office) as soon as practicable.

     By your Acceptance, you agree and authorize us to agree to purchase on your behalf, in accordance with the terms of the Underwriting Agreement, (a) the amount of the Securities set forth opposite your name in the Underwriting Agreement (which amount may exceed the amount set forth in the Invitation by not more than 20% as a result of an increase in the aggregate amount of the Securities or a reallotment of the Securities among the Underwriters) plus the amount of any Securities that you may become obligated to purchase, other than the amount of any Over-Allotment Securities or Additional Securities, pursuant to Section 5 hereof (collectively, your "Initial Commitment"), plus (b) the amount of any Over-Allotment Securities that you may become obligated to purchase by reason of the exercise of an option provided in the Underwriting Agreement (including any such Securities purchased pursuant to Section 5 hereof),

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plus (c) the amount of any Additional Securities that you may become obligated to purchase by reason of purchases for your account made pursuant to any Inter-Syndicate Agreements (including any such Securities purchased pursuant to Section 5 hereof), less (d) the amount of any Securities contracted to be sold pursuant to any Delayed Delivery Contracts ("contract Securities") allocated to you in accordance with the last paragraph of Section 6 hereof. The Securities that, after adding any such increases to and subtracting any such decrease from your Initial Commitment, you are obligated to purchase pursuant to the Underwriting Agreement and any Inter-Syndicate Agreements are herein referred to collectively as "your Securities". The percentage that an Underwriter's Initial Commitment bears to the aggregate Initial Commitments of all of the Underwriters is hereinafter referred to as the "Initial Commitment Percentage" of such Underwriter.

     Your Acceptance shall also constitute (i) your representation that your commitment to purchase your Securities will not result in a violation of the financial responsibility requirements of Rule 15c3-1 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar requirements of the National Association of Securities Dealers, Inc. ("NASD"), if you are a member, or of any securities exchange to which you belong; (ii) your confirmation that the information that you have given or are deemed to have given in response to the Master Underwriters' Questionnaire, attached as Exhibit A hereto, is correct; and (iii) your consent to the inclusion in any registration statement, prospectus or offering circular (as hereinafter defined) in connection with an Offering, as such may be amended or supplemented, of a reference to you as one of the Underwriters of the Securities and of certain information that you have given or are deemed to have given in response to the Master Underwriters' Questionnaire. You agree to notify us immediately of any development before the termination of this Agreement with respect to any Offering which makes untrue or incomplete any information that you have given or are deemed to have given in response to the Master Underwriters' Questionnaire, and you consent to the inclusion of the information with respect to such development in such registration statement, prospectus or offering circular.

     In the event that the Securities include debt obligations maturing serially, your Securities shall include, subject to any adjustments provided for in the Underwriting Agreement or in the


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Invitation, a principal amount of each series of such debt obligations that equals your Initial Commitment Percentage of the aggregate principal amount of such series.

     3.  OFFERING DOCUMENTS.

     (A) REGISTERED OFFERINGS. In the case of an Offering of Securities registered under the Securities Act (a "Registered Offering"), we shall either provide you in the Invitation with the file number of the registration statement filed with the Commission with respect to the Securities or provide to you (or make available for your review in our office) as soon as practicable a copy of such registration statement and each amendment thereto (other than exhibits and any documents incorporated therein by reference). You shall familiarize yourself with the terms of the Securities and the other terms of the Offering reflected in the Invitation, such registration statement, any prospectus subject to completion included in such registration statement (a "preliminary prospectus"), any prospectus included in such registration statement or otherwise filed with the Commission, or any amendment or supplement to any of the foregoing. You understand that you will not be authorized by the issuer or any seller, guarantor or insurer of the Securities to give any information or to make any representation not contained in the registration statement, a preliminary prospectus or the prospectus, as amended or supplemented, in connection with the Offering of such Securities. You authorize us, with the approval of counsel for the Underwriters, to approve on your behalf any amendments or supplements to such registration statement, any such preliminary prospectus or such prospectus. Your Acceptance shall constitute your representation that the information to be set forth in such registration statement, any such preliminary prospectus, such prospectus and any such amendment or supplement is correct and not misleading insofar as it relates to you. By your Acceptance you confirm that you have delivered and agree that you will deliver all preliminary prospectuses and prospectuses required for compliance with the provisions of Securities Act Release No. 4968 and Rule 15c2-8 (or any successor release or provision) under the Exchange Act and any applicable foreign laws (and any applicable rules and regulations thereunder). By your Acceptance you agree to make a record of your distribution of each preliminary prospectus and prospectus (including dates, numbers of copies and person to whom sent) and you shall, if requested by the Representatives, furnish a copy of an amended or supplemented preliminary prospectus or prospectus to each person to whom you have furnished a previous preliminary prospectus or


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prospectus and, if also requested by the Representatives, indicate to each such person the changes reflected in such amended or supplemented preliminary prospectus or prospectus.

     (B) NON-REGISTERED OFFERINGS. In the case of an Offering other than a Registered Offering, we shall provide you in the Invitation with information as to the availability through a specified regulatory authority of a preliminary offering circular or other document comparable to a preliminary prospectus in a Registered Offering (a "preliminary offering circular") relating to such Offering, a proof of an offering circular or other document comparable to a prospectus in a Registered Offering (an "offering circular") relating to such Offering, or such offering circular. Alternatively, we may provide to you (or make available for your review in our office) as soon as practicable a copy of such preliminary offering circular, proof of an offering circular or offering circular. You shall familiarize yourself with the terms of the Securities and the other terms of the Offering reflected in the Invitation or in any such preliminary offering circular, proof of an offering circular or offering circular. You understand that you will not be authorized by the issuer or any seller, guarantor or insurer of the Securities to give any information or to make any representation not contained in a preliminary offering circular, proof of an offering circular or offering circular, as amended or supplemented, in connection with the Offering of such Securities. You authorize us, with the approval of counsel for the Underwriters, to approve on your behalf any amendments or supplements to any such preliminary offering circular, proof of an offering circular or offering circular. Your Acceptance shall constitute your representation that the information to be set forth in any such preliminary offering circular, proof of an offering circular or such offering circular is correct and not misleading insofar as it relates to you. By your Acceptance you confirm that you have delivered and you agree that you will delivery all preliminary offering circulars and offering circulars required for compliance with the applicable federal, state and foreign laws, and applicable rules and regulations of any regulatory body promulgated under such laws, governing the use and distribution of offering circulars by underwriters and, to the extent consistent with such laws, rules and regulations, you confirm that you have delivered and agree that you will deliver all preliminary offering circulars and offering circulars that would be required if the provisions of Rule 15c2-8 (or any successor provision) under the Exchange Act applied to such Offering. By your Acceptance you agree to make a record of your distribution of each preliminary offering circular, proof of an offering circular and

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offering circular (including dates, numbers of copies and persons to whom sent)
and you shall, if requested by the Representatives, furnish a copy of an amended or supplemented preliminary offering circular, proof of an offering circular or offering circular to each person to whom you have furnished a previous preliminary offering circular, proof of an offering circular or offering circular and, if also requested by the Representatives, indicate to each such person the changes reflected in such amended or supplemented preliminary offering circular, proof of an offering circular or offering circular.

     (C) NAME AND ADDRESS. Except as you otherwise notify us in writing from time to time your name as it should appear in the prospectus or offering circular relating to an Offering and your address are as set forth on the signature page hereof.

     4. AUTHORITY OF THE REPRESENTATIVES. You authorize the Representatives to execute and deliver the Underwriting Agreement on your behalf and to agree to any variation of its terms except as to the purchase price of your Securities (unless the offering price or prices of the Securities are to be determined by Market Pricing) or, except as provided herein or in the Underwriting Agreement, as to the amount of your Securities other than Additional Securities or Securities sold or to be sold pursuant to any Inter-Syndicate Agreements. If the offering price or prices of the Securities are to be determined by Market Pricing, you also authorize the Representatives to determine the initial offering price of the Securities but not to change the manner in which the offering price or prices are to be determined. You understand that the Representatives may change the proposed composition of the syndicate of Underwriters. You authorize the Representatives to enter into any Inter-Syndicate Agreements referred to in the Invitation, in the form (with all such additions, modification and deletions as the Representatives shall deem appropriate) that shall have been filed with, and be publicly available from, the Commission or any such other regulatory authority as we shall specify in the Invitation or that we shall provide to you (or make available for your review in our office) as soon as practicable.

     You authorize us to exercise all the authority and discretion vested in the Underwriters or in the Representatives by the provisions of the Underwriting Agreement and any Inter-Syndicate Agreements and to take all such actions as in our discretion may be necessary or desirable to carry out the provisions of the Underwriting Agreement, any Inter-Syndicate Agreements and

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this Agreement. You understand that, except as otherwise specifically indicated
herein, all determinations made or other actions taken by us or by the Representatives hereunder shall be made or taken in our sole discretion and judgment of the Representatives, as the case may be. You will be bound by all the terms of the Underwriting Agreement and any Inter-Syndicate Agreements as executed.

     You authorize the Representatives to take such actions as may be necessary or desirable to effect the sale and distribution of the Securities, including the right to determine the terms of the Offering, the selling concession to Selected Dealers and any reallowance to other dealers, the right to exercise any option in the Underwriting Agreement relating to the purchase of Over-Allotment Securities and the right to make any judgment relating to the satisfaction of conditions to the obligations of the Underwriters under the Underwriting Agreement or any Inter-Syndicate Agreement (including the waiver of any such conditions or the termination of the Underwriting Agreement or any Inter-Syndicate Agreement). You also authorize us to determine whether to purchase, and, if such determination is made, to purchase, any Additional Securities for the account of the Underwriters pursuant to the terms of any Inter-Syndicate Agreements. You further authorize the Representatives to determine whether to sell, and, if such determination is made, to sell, Securities for the account of the Underwriters pursuant to any Inter-Syndicate Agreements. Any Additional Securities purchased or any Securities sold pursuant to any Inter-Syndicate Agreements shall be purchased or sold, as the case may be, at the offering price then in effect for the Securities less all or any part of the concession to Selected Dealers, all as determined by the Representatives. In the event of the exercise by the Representatives of an option to purchase any Additional Securities or to sell any Securities pursuant to any Inter-Syndicate Agreements, the Representatives shall promptly so notify each Underwriter and advise each Underwriter of the number of Additional Securities to be purchased or the number of Securities to be sold. The Representatives shall not, without your consent, make net purchases of Additional Securities for your account in excess of 20% of your Initial Commitment, except as may be provided in the Invitation. In connection with any Offering involving one or more Inter-Syndicate Agreements, you agree to be bound by, and all offers to sell and sales by you of Securities may be subject to, such limitations on offers to sell and sales of Securities as may be contained in the Invitation or in the Underwriting Agreement or any Inter-Syndicate Agreement
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as executed and you further agree that any sales made by you to dealers shall be made only to such dealers as agree, in their offers to sell and sales, to be bound by the same limitations. You agree to cooperate with the Representatives to the extent possible in order to satisfy any undertakings the Representatives may make to any national securities exchange in connection with the listing and distribution of the Securities. You authorize the Representatives to file with any governmental agency any reports required to be filed by the Representatives or the Underwriters in connection with the transactions contemplated by the Underwriting Agreement, any Inter-Syndicate Agreement or this Agreement, and you shall furnish any information in your possession that is needed for such reports.

     If the Underwriters should be deemed to constitute a partnership for federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with such election, and you authorize the Representatives to execute and file on your behalf such evidence of such election as may be required by the Internal Revenue Service.

     If we are acting with other firms as Representatives, your representations and agreements set forth herein shall also be for the benefit of such other firms; provided, however, that it is expressly understood that any action that you herein authorize the Representatives to take may be taken by us on behalf of all of the Representatives.

     You agree that a public advertisement of the Offering may be made by the Representatives on behalf of the Underwriters on such date as the Representatives shall determine. Your Acceptance shall constitute your representation that you have not advertised the Offering and that you will not do so until after the earlier of the first Closing Date (as defined in the Underwriting Agreement) or the first date on which the Representatives shall have publicly advertised the Offering. You understand that any advertisement you may then make shall be on your own responsibility and at your own expense and risk.

     5. DEFAULTING UNDERWRITERS. Until such time as the terms of this Agreement shall cease to be applicable to an Offering, you authorize the Representatives to arrange for the purchase by other persons, who may include any of the Underwriters, of any Securities not taken up and paid for by any Underwriter in default of its obligations under the Underwriting


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Agreement or any Inter-Syndicate Agreement, if such arrangements are made, the respective amounts of the Securities to be purchased by the non-defaulting Underwriters and such other persons shall be taken as the basis for all rights and obligations hereunder; but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters of any of its obligations hereunder or under the Underwriting Agreement or any Inter-Syndicate Agreement except as herein or therein provided.

     In event of a default by an Underwriter in respect of its obligations under the Underwriting Agreement or any Inter-Syndicate Agreement to take up and pay for any Securities agreed to be purchased by it thereunder or a failure by an Underwriter to deliver any securities sold or over-allotted by the Representatives for the account of such Underwriter pursuant to Section 10 hereof or to bear, subject to the provisions of Section 7(b) hereof, if applicable, its Initial Commitment Percentage of expenses or liabilities pursuant to Sections 12, 14 and 15 hereof, and to the extent that arrangements shall not have been made by us for any other persons to assume the obligations of such Underwriter, you agree (subject to any limitations contained in the Underwriting Agreement or any Inter-Syndicate Agreements) to assume your proportionate share, based upon the percentage that the amount of the Securities set forth in the Underwriting Agreement opposite your name bears to the aggregate amount of the Securities set forth in the Underwriting Agreement opposite the names of all non-defaulting Underwriters, of the obligations of such Underwriter without relieving such Underwriter of its liability therefor.

     6. OFFERINGS. The Representatives shall notify you when the initial public offering of the Securities is to be made and of the initial public offering price or prices, if any. You hereby authorize the Representatives to change the public offering price or prices, the selling concession to Selected Dealers and reallowance to other dealers, and the other terms of sale hereunder and under any agreements with Selected Dealers, by reason of changes in general market conditions or otherwise. The public offering price or prices at any time in effect are hereinafter referred to as the "offering price or prices". If the offering price or prices of Securities are to be determined by market Pricing, the offering price or prices, the selling concession and the reallowance with respect to such Securities shall refer to such price or prices, selling concession and reallowance as determined by the Representatives from time to time. You agree that any of the Securities released to you for public offering and not reserved by the

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Representatives for sale to dealers, including any firm also acting as an
Underwriter, to be selected by the Representatives (the "Selected Dealers') or to institutions and other retail purchasers shall be promptly reoffered at the offering price or prices, and you will not allow any discount therefrom except as otherwise provided herein.

     You authorize the Representatives, for your account, to reserve and offer for sale to Selected Dealers such of your Securities as the Representatives may determine. Reservations for sales to Selected Dealers for the accounts of the Underwriters need not be made in proportion to the respective Initial Commitment Percentages of the Underwriters. Any Securities so reserved for your account shall be made as nearly as practicable in the ratio which the amount of your Securities reserved for sale to Selected Dealers bears to the aggregate amount of Securities so reserved for the accounts of all Underwriters, as calculated from day to day. Any such offering to Selected Dealers may be made pursuant to the terms and conditions of the Prudential Securities Incorporated Master Selected Dealer Agreement (copies of which are available from us upon request) or otherwise, as the Representatives may determine.

     You also authorize the Representatives, for your account, to reserve and offer for sale to institutions and other retail purchasers such of your Securities as the Representatives may determine. Except for any such sale designated by a purchaser to be for the account of a particular Underwriter, such reservations and sales for your account shall be made as nearly as practicable in accordance with your Initial Commitment Percentage, unless you agree to a smaller amount at the request of the Representatives.

     You authorize the Representatives to make purchases and sales of Securities from or to any Selected Dealer or Underwriter at the offering price or prices less all or any part of the selling concession to Selected Dealers set forth in the Invitation. With the consent of the Representatives, any Underwriter may make purchases or sales of the Securities from or to any Selected Dealer or Underwriter at the offering price or prices less all or any part of such selling concession. Upon the request of the Representatives, you will notify the Representatives of the identity of any dealer to whom you allowed such a discount and any Underwriter or Selected Dealer form whom you received such a discount.

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     If an Offering is subject to the By-Laws, rules and regulations of the
NASD, the provisions of this paragraph shall also apply. Selling concessions to Selected Dealers and reallowances to other dealers may be allowed only as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Section 24(c) of Article III of the rules of Fair Practice of the NASD and who are either members in good standing of the NASD or are foreign banks, of the NASD and who are either members in good standing of the NASD or are foreign banks, dealers or institutions not eligible for membership in the NASD who agree to make no sales within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein and to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding in making sales outside the United States of America. In connection with any purchase or sale of any of the Securities wherein a selling concession, discount or other allowance is received or granted, (a) each Underwriter agrees to comply with the provisions of Section 24 of Article III of the NASD's Rules of Fair Practice and (b) in the case of Underwriters that are non-NASD member brokers or dealers in a foreign country, each Underwriter also agrees to comply, as though such Underwriter were an NASD member, with the provisions of Sections 8 and 36 thereof and to comply with
Section 25 thereof as that section applies to non-NASD member brokers or dealers in a foreign country.

     The Representatives shall notify each Underwriter promptly upon the initial release of the Securities for public offering as to the amount of Securities reserved for sale to Selected Dealers and institutions and other retail purchasers, including, in the case of a Delayed Delivery Offering, Securities reserved for sale to institutional investors who have entered or will enter into Delayed Delivery Contracts. Securities not so reserved may be sold directly by each Underwriter for its own account in conformity with the terms of offering set forth in the prospectus or offering circular relating to such Offering, except that from time to time the Representatives may add to the Securities reserved for sale to Selected Dealers and institutions and other retail purchasers any Securities retained and not sold by an Underwriter. You agree to notify the Representatives from time to time, upon their request, of the amount of your Securities retained by you for direct sale remaining unsold and, upon request of the Representatives, to deliver to the Representatives for your account, or sell to the Representatives for the account of one or more of the

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Underwriters, such amount of unsold securities as the Representatives may designate at the offering price less an amount determined by the Representatives not in excess of the selling concession to Selected Dealers. The Representatives may repurchase Securities from all Underwriters or Selected Dealers, for the account of one or more of the Underwriters, at prices determined by the Representatives not in excess of the offering price less the selling concession to Selected Dealers. If all the Securities reserved for offering to Selected Dealers and institutions and other retail purchasers are not sold by the Representatives promptly, any Underwriter may from time to time, with the consent of the Representatives, obtain a release of all or any portion of the Securities of such Underwriter then remaining unsold and Securities so released shall thereafter be deemed not to have been reserved. Securities of any Underwriter so reserved which remain unsold or, if sold, have not been paid for at any time prior to the time that the terms of this Agreement cease to apply to the Offering of such Securities may, in the discretion of the Representatives or upon the request of such Underwriter, be delivered to such Underwriter for carrying purposes or for sale by such Underwriter, but such Securities shall remain subject to disposition by the Representatives until delivered for sale by such Underwriter or the time that the terms of this Agreement cease to apply to such Offering. To the extent Securities are so delivered for sale by such Underwriter, the amount of Securities then reserved for the account of such Underwriter shall be correspondingly reduced. Securities delivered for carrying purposes only shall be returned to the Representatives upon demand. If the aggregate amount of Securities so reserved at the time that the terms of this Agreement cease to apply to such Offering does not exceed 20% of the aggregate amount of Securities other than Securities sold by the Representatives on behalf of the Underwriters pursuant to any Inter-Syndicate Agreements, the Representatives may sell for the accounts of the several Underwriters any such Securities so reserved, at such prices, on such terms and in such manner as the Representatives may determine.

     In the case of a Delayed Delivery Offering, you authorize the Representatives to make all arrangements for the solicitation of offers to purchase Securities from the seller or sellers pursuant to Delayed Delivery Contracts and you agree that all such arrangements will be made only through the Representatives, either directly or through Underwriters or Selected Dealers.
To the extent that the Representatives shall determine, Contract Securities that have been directed by institutions or other retail purchasers to a particular
Underwriter or that were contracted for pursuant to arrangements made by a particular Underwriter through the Representatives shall be allocated to such Underwriter and all other Contract Securities shall be allocated to the accounts of the respective Underwriters as nearly as practicable in accordance with their respective Initial Commitment Percentages; provided, however, that the principal amount of Contract Securities so allocated to any Underwriter shall not exceed such Underwriter's Initial Commitment, and any Contract Securities that would otherwise have been allocated to such Underwriter ("Excess Contract Securities") shall be allocated among the other Underwriters in such manner as the Representatives shall, in their discretion, determine to be equitable and practicable. The Representatives may pay a commission to any Selected Dealer for services rendered in respect of Contract Securities.

     7.  COMPENSATION TO REPRESENTATIVES AND SELLING UNDERWRITERS.


     (A) COMPENSATION TO REPRESENTATIVES. As compensation for the services of the Representatives, you agree to pay the Representatives, and authorize the Representatives to charge your account with, an amount not in excess of the management fee specified in the Invitation. Such fee shall not be reduced for any Securities to be delivered pursuant to any Delayed Delivery Contracts. If we are acting with other firms as Representatives, such compensation shall be divided among the Representatives in such proportions as the Representatives may determine.

     (B) COMPENSATION TO SELLING UNDERWRITERS. If the Invitation states that the provisions of this Section 7(b) shall apply to the Offering, as compensation for the services of those Underwriters which actually sell for their own account some or all of the Securities, whether consisting of Securities retained by or Securities released to any such Underwriter for direct sale (each such Underwriter being herein referred to as a "Selling Underwriter"), (i) you agree to pay the Selling Underwriters, and authorize the Representatives to charge your account with, an amount not in excess of the portion of the underwriting compensation specified in the Invitation as the selling underwriters' fee (which shall be paid with respect to all of your Securities, whether or not such Securities are ultimately sold by an Underwriter, including you, or by Selected Dealers), and (ii) if you become a Selling Underwriter with respect to the

Offering, there shall be credited to your account as compensation for such services your allocable portion of the aggregate selling underwrites' fee, as described below. The account of each Selling Underwriter shall be credited with an amount equal to the product of (x) the excess, if any, of *A) the aggregate selling underwriters' fee over (B) the total amount of General Expenses (as defined in Section 12 hereof) in connection with the Offering, and (y) the percentage that the amount of Securities retained by or released to such Selling Underwriter for director sale bears to the aggregate amount of Securities retained by or released to all of the Underwriters for direct sale in the Offering (such percentage being referred to herein as the "Selling Percentage"). With respect to any Delayed Delivery Offering, the provisions of this Section 7(b) shall be amended as provided in the invitation.

     The provisions of the Section 7(b) may only be made applicable to Offerings of securities by closed-end management investment companies.

     8. PAYMENT AND DELIVERY FOR THE SECURITIES. At or before such time, on such dates and at such places as specified in the invitation, you agree to deliver to us, unless otherwise specified in the invitation, a certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds to our order. Such payment shall be in an amount equal to the initial offering price or prices (or, in the case of Additional Securities, the offering price or prices then in effect) plus any accrued interest, amortization or original issued discount or accumulated dividends required to be paid to the seller or sellers pursuant to the Underwriting Agreement, less the selling concession to Selected Dealers, in respect of either your Securities or that portion of your Securities retained by or released to you for direct sale, as the Representatives shall direct. You authorize the Representatives to make payment for your Securities against delivery to the Representatives of your Securities (which, in the case of Securities that are debt obligations, may be in temporary form), and the difference between the amount of such payment and the amount of your funds delivered to us therefor shall be credited to your account. Your authorize your Representatives to accept delivery to your Securities in definitive form upon exchange of any Securities in temporary form received by the Representatives on the Closing Date pursuant to the preceding sentence. You further authorize the Representatives to make the payment referred to above with their own funds on your behalf and to charge current interest rates thereon. In such an event, you shall reimburse the Representatives promptly upon request.

     You authorize the Representatives to hold any of your Securities that have been sold or reserved for sale to Selected Dealers or to institutions or other retail purchasers and to deliver such Securities against your payment of an amount equal to the initial offering price or prices of such Securities plus any accrued interest, amortization or original issue discount or accumulated dividends as the Representatives determine, less the selling concession to Selected Dealers in respect thereof. The Representatives may cause some or all of your Securities so reserved to be delivered to the Representatives shall designate, but such registration shall be for administrative convenience only and shall not affect your title to such Securities or the severalty of the obligations of the Underwriters to the seller or sellers. Any of your Securities not sold or reserved by the Representatives as aforesaid shall be available for delivery to you at your office as soon as practicable after such Securities have been delivered to the Representatives. AT such time as this Agreement shall cease to apply to an Offering or such earlier time as the Representatives shall determine, the Representatives shall deliver to you any of your Securities reserved for sale to Selected Dealers or institutions or other retail purchasers but not sold and paid for, against payment as aforesaid.

     In the case of a Delayed Delivery Offering, the commission payable by the seller or sellers in respect of Contract Securities allocated to your pursuant the last paragraph of Section 6 hereof shall be credited to your account, after deducting any commissions paid by the Representatives to any Selected Dealer for services rendered in respect of such Contract Securities, and in addition you shall be treated as a Selected Dealer in respect of your Excess Contract Securities, if any.

     If the Underwriting Agreement for any Offering provides for the payment of a commission or other compensation to the Underwriters, you authorize the Representatives to receive such commission or other compensation for your account.

     Notwithstanding the foregoing provisions of this Section 8, if transactions in the Securities can be settled through the facilities of The Depository Trust Company or any other depository or similar facility, payment for and delivery of your Securities may be made through such facilities, if your are a member, unless you have otherwise notified us within two days after the date the Securities are first released for public offering, or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions you may send to us on or before the third business day preceding the applicable Closing Date.

     9. AUTHORITY TO BORROW. You authorize the Representatives to the extent permitted by law, to arrange loans for your account, to execute and deliver any notes or other instruments in connection therewith and to pledge as security therefor all or any part of your Securities or of any securities purchased for the accounts of the several Underwriters pursuant to Section 10 hereof, as the Representatives may deem necessary or advisable to carry out the purchase, carrying and distributed of the Securities. You further authorize the Representatives to advance their own funds on your behalf and to charge current interest rates thereon, in which event you shall reimburse the Representatives promptly upon request. The obligations of the Underwriters under loans arranged on their behalf, including advances by the Representatives, shall be several in proportion to their respective participations in such loans, and not joint. Any lender is authorized to accept the instructions of the Representatives as to the disposition of the proceeds of any such loans. The Representatives shall credit you with the proceeds of any loans made for your account.

     10. OVER-ALLOTMENT, STABILIZATION. You authorize the Representatives for the account of each Underwriter, prior to such time as this Agreement shall cease to be applicable to an Offering, and for such longer period as may be necessary in the judgment of the Representatives to cover any short position incurred for the accounts of the several Underwriters pursuant to this Agreement, (a) to over-allot in arranging for sales of Securities to Selected Dealers and to institutions and other retail purchasers and, if necessary, to purchase Securities or other securities of the issuer at such prices as the Representatives may determine for the purposes of covering such over-allotments and 9b) for the purpose of stabilizing the market in the Securities, to make purchases and sales of Securities or of any other securities of the issuer or any guarantor or insurer of the Securities as the Representatives may advise by the invitation or otherwise, on the open market or otherwise, for long or short account, on a when-issued basis or otherwise, at such prices, in such amounts and in such manner as the Representatives may determine; provided, however, that at no time shall your net commitment under this Section 10, either for long or short account (your net commitment in the case of a short account being computed on the assumption that all Over-Allotment Securities, if any, are acquired ), exceed 20% (or such other amount as may be specified in the Invitation) of the aggregate initial offering price of your Securities. Subsequent to receipt by us on the Acceptances of the Underwriters of an Offering, such percentage may be increased in connection with such Offering with the approval of a majority in interest of the Underwriters. Such purchases, sales and over-allotments shall be made for the respective accounts of the several Underwriters as nearly as practicable in accordance with their respective initial Commitment Percentages. It is understood that, in connection with any particular Offering, the Representatives may make purchases of securities of the issuer or any guarantor or insurer of the Securities of stabilizing purposes before the time you become an Underwriter, and you agree that any such securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. You agree to take up on demand at cost any securities so purchased for your account and deliver on demand any securities so sold or over-allotted for your account. You authorize the Representatives to sell for the account of the Underwriters any securities purchased pursuant to this Section 10, upon such terms as the Representatives may deem advisable, and any Underwriter, including any of the Representatives, may purchase such securities. You authorize the Representatives to charge the respective account of the Underwriters with broker's commission or dealer's mark-ups on purchases or mark-downs on sales effected by the Representative. If the Representatives effect any stabilizing purchases pursuant to this Section, the Representatives shall notify you promptly of the date and time of the first stabilizing purchase and the date and time when stabilizing was terminated. You agree to transmit to the Representatives for filing with the Commission any report required to be made by you pursuant to the Exchange Act as a result of any transactions in connection with any Offering. It is understood that no assurance is given by the Representatives or any other Underwriter that the price of any securities of the issuer or any guarantor or insurer of the Securities will be stabilized or that stabilizing, if commenced, will not be discontinued at any time.

     If pursuant to the provisions of the preceding paragraph and prior to such time as the terms of this agreement shall cease to be applicable to an offering (or prior to such earlier date as the Representatives may have determined or such later date as may be necessary in the judgment of the Representatives to cover any short position incurred for the accounts of the several Underwriters pursuant to this Agreement) the Representatives purchase or contract to purchase for the account of any Underwriter in the open market or otherwise any Securities that were retained by, or released to, you for direct sale, or any Securities issued in exchange for such Securities, you authorize the Representatives either to charge your account with an amount equal to the selling concession to Selected Dealers with respect thereto, which amount shall be credited against the cost of such Securities, or to require you to repurchase such Securities at a price equal to the total cost of such purchase, including any accred interest, amortization of original issue discount, accumulated dividends, transfer taxes, broker's commissions or dealer's mark-ups, in lieu of such action, the Representatives may sell for your account the Securities so purchased and debit or credit your account for the loss or profit resulting from such sale, after giving effect to the incurrence of any of the charges and expenses referred to above.

     11. OPEN MARKET TRANSACTIONS.__You represent and agree that in each Offering you will comply with the provisions of Rule 10b-6 (or any successor provision ) under the Exchange Act with regard, among other things, to trading by underwriters. By your Acceptance, you represent that you have not, since you became a "prospective underwriter" of the Securities (as defined in said Rule), participated in any transaction prohibited by said Rule and you will comply with the provisions of said Rule applicable to the Offering. You agree that for purposes of this paragraph, in addition to the Securities, other securities specified in the Invitation shall be considered securities of the same class and series as the Securities to which this Agreement relates unless the Representatives shall determine otherwise and so inform you.

     12. ALLOCATION AND PAYMENT OF EXPENSES. You authorize the Representatives to charge your account, based upon your Initial Commitment Percentage, of all expenses of a general nature incurred by the Representatives in connection with the negotiation for the purchase, carrying, marketing and sale of the Securities (including without limitation any expenses to be borne by the Underwriters in accordance with any Inter-Syndicate Agreements, any expenses incurred in connection with, and any interest on, any amounts borrowed pursuant to Section 9 hereof) on behalf of the sever Underwriters and any losses or expenses incurred by the Representatives as a result of or in connection with any over-allotment, stabilization or other transactions effected pursuant to Section 10 hereof and, in the case of a Delayed Delivery

Offering, in connection with the solicitation of offers to purchase Securities pursuant to Delayed Delivery Contracts (all such expenses of a general nature being herein referred to collectively as "General Expenses"); provided, however, that in no event shall General Expenses be deemed to include any liabilities or expenses contemplated by Sections 14 and 15 hereof. You authorize the Representatives to charge your account with any transfer taxes on sales of Securities made for your account (which transfer taxes shall not be deemed to constitute General Expenses). You agree that the Representatives, in order to facilitate a secondary offering of equity securities, may agree to pay any stock transfer tax, subject to the reimbursement by the sellers of associated carrying costs if such tax payment is not rebated on the day of payment and of any portion of such tax payment not rebated. In the event that such a tax payment results in any expense to the Representatives, such expense shall be deemed to constitute General Expenses for purposes of this paragraph. Neither any statement by the Representatives of any credit or debit balance in your account nor any reservation from distribution to cover possible additional expenses relating to the Securities shall constitute any representation by the Representatives as to the existence or nonexistence of possible unforeseen expenses or liabilities of or charges against the server Underwriters.

     Notwithstanding the foregoing, if the Invitation states that the provisions of Section 7(b0 hereof shall apply to the Offering, all General Expenses in connection with the Offering shall first be charged against available funds that would otherwise be paid or credited to the accounts of the Selling Underwriters form the aggregate selling underwriters' fee pursuant to Section 7(b) hereof, and, to the extent not satisfied from such funds, you will be liable for your Initial Commitment Percentage of all such General Expenses.

     As promptly as possible after such time as this Agreement shall cease to apply to an Offering, the accounts arising pursuant hereto shall be settled and paid, but the Representatives may reserve such amount as they deem advisable for additional expenses. The Representatives' ascertainment of all expenses and their apportionment thereof shall be conclusive. The Representatives may at any time make partial distributions of credit balances or call for payment of debit balances. Any of your funds in the hands of the Representatives may be held with their general funds without accountability for interest. Notwithstanding any settlement or settlements hereunder you will remain liable for any transfer taxes on transfers for your account and for your

Initial Commitment Percentage of all expenses and liabilities incurred by or for the accounts of the Underwriters, including any expenses and liabilities incurred by or for the accounts of the Underwriters, including any expenses and liabilities referred to in Sections 14 and 15 hereof, which shall be determined as provided in this Section 12. If the Invitation states that the provisions of
Section 7(b) hereof shall apply to the Offering and if you are a Selling Underwriter with respect to the Offering, notwithstanding any settlement or settlements hereunder, you shall remain liable for your Selling Percentage of all General Expenses in connection with the Offering chargeable to the selling underwriters' fee hereunder and for your Initial Commitment Percentage of the balance of such general expenses in the event such expenses exceed the aggregate selling underwriter's fee.

     13. TERMINATION; AMENDMENTS. (a) This Agreement may be terminated by either party hereto upon five business days' written notice other party; provided, however, that with respect to any Offering, if we receive any such notice from you after your Acceptance, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such Offering in accordance with the provisions of paragraph (b) of the Section.

     (b) If we have received your Acceptance with respect to an Offering, unless this Agreement or any provision hereof is earlier terminated by us and except as otherwise provided in the Invitation, the terms and conditions of this Agreement shall cease to be applicable to your participation in such Offering at the close of business on the forty-fifty day after the date the Securities are first released for public offering, but may be extended by us by written communication for a further period or periods not exceeding an aggregate of forty-five days; provided, however, that the provisions of this Agreement that contemplate obligations surviving the termination of its effectiveness and the provisions of Sections 12, 14 and 156 hereof shall survive such termination with respect to any Offering.

     (c) This Agreement may be amended or supplemented by us by written notice to you and without need for further action on your part and, except for amendments or supplements set forth in the invitation relating to a particular Offering, any such amendment or supplement to this Agreement shall be effective with respect to any Offering, effected after this Agreement is so amended or supplemented. Each reference to "this Agreement" shall, as appropriate, be to this Master Agreement Among Underwriters as so amended and supplemented by the Invitation or otherwise.

     LIABILITY OF REPRESENTATIVES AND UNDERWRITERS. Neither as Representatives nor individually shall the Representatives be under any liability (except for their own want of good faith and obligations expressly assumed by them hereunder) for or in respect of the validity, value or delivery of, or title to, any Securities or any securities issuable upon exercise, conversion or exchange of any Securities; the form of, or the statements contained in, or the validity of, in the case of a Registered Offering, the registration statement, any preliminary prospectus, the prospectus, any amendment or supplement to any of the foregoing or any materials incorporated by reference in any of the foregoing or any materials incorporated by reference in any of the foregoing or, in the case of an Offering other than a Registered Offering, any preliminary offering circular, any proof of an offering circular, any offering circular, any amendment or supplement to any of the foregoing or any materials incorporated by reference in any of the foregoing, or, in either case, any letters or instruments executed by or on behalf of the issuer, any seller other than the issuer, any guarantor or insurer of the Securities or any other party; the form or validity of any contract or agreement under which any Securities may be issued or which governs the rights of holders of any Securities; the form or validity of any Underwriting Agreement, any Delayed Delivery Contract, any Inter-Syndicate Agreement or this Agreement; the performance by the issuer, any seller other than the issuer, any guarantor or insurer of the Securities and any other parties of any agreement on its or their parts; the qualification for sale in any jurisdiction of any Securities or securities issuable upon exercise, conversion or exchange of any Securities or the legality for investment of the Securities or such securities under the laws of any jurisdiction; or any matter in connection with any of the foregoing, provided, however, that nothing in this paragraph shall be deemed to relieve the Representatives from any liability imposed by the Securities Act. The Representatives do not waive any right that they may have under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder or under state law.

     Nothing contained herein or in any written communication from us shall constitute the several Underwriters an association or partners with you or each other or with any underwriters or managers party to any Inter-Syndicate Agreements or, except as herein expressly provided, render any Underwriter liable for the obligations of any other Underwriter. The rights, obligations and liabilities of each of the Underwriters are several, in accordance with their respective obligations, and not joint. Notwithstanding any settlement of accounts under this Agreement, you agree to pay your Initial Commitment Percentage of the amount of any claim, demand or liability that may be asserted against and discharged by the Underwriters, or any of them, based on the claim that the Underwriters (and any underwriters or managers party to any Inter-Syndicate Agreements) constitute an association, unincorporated business or other entity, and also to pay your Initial Commitment Percentage of expenses approved by the Representatives and incurred by the Underwriters (and any underwriters or managers party to any Inter-Syndicate Agreements), or any of them, in contesting any such claims, demands or liabilities.

     15. INDEMNIFICATION AND CONTRIBUTION. (a) Each Underwriter agrees to indemnify, hold harmless and reimburse each other Underwriter and each person (other than the issuer), if any who controls such other Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent, and upon the terms, that such Underwriter agrees to indemnify, hold harmless and reimburse the issuer, any seller other than the issuer and certain other persons pursuant to the provisions of the Underwriting Agreement. This indemnify agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person.

     Each Underwriter represents to each other Underwriter that the information relating to such Underwriter that has been or may be furnished in writing to the issuer by such Underwriter expressly for use, in the case of a Registered Offering, in the registration statement, any preliminary prospectus, any prospectus or any amendment or supplement to any of the foregoing with respect to such Securities or, in the case of an Offering other than a Registered Offering, any preliminary offering circular, proof of an offering circular, offering circular or amendment or supplement to any of the foregoing with respect to such Securities is correct in all material respects. This representation shall remain in full force and effect regardless of any investigation made by or on behalf of any such other Underwriter or controlling person.

     (b) Each Underwriter agrees to pay upon the Representatives' request, as contribution, its Initial Commitment Percentage of any losses, claims, damages or liabilities, joint or several, under the Securities Act or otherwise, paid or incurred by any Underwriter (including the Representatives, individually or as representatives of the Underwriters) to any person other than an Underwriter (including amounts paid by an Underwriter as contribution), arising out of or based upon (i) an untrue statement or alleged untrue statement of a material fact contained in such registration statement or any amendment thereto or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in any such preliminary prospectus, prospectus, preliminary offering circular, proof of an offering circular, offering circular, amendment or supplement to any of the foregoing, or any other selling or advertising material used with the consent of the Representatives by the Underwriters in connection with the sale of the Securities, or arising out or of based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and (iii) any act or omission to act or any alleged act or omission to act by the Representatives, individually or as representatives of the Underwriters, or by the Underwriters, as a group but not individually, in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities; and each Underwriter will pay its Initial Commitment Percentage of any legal or other expenses reasonably incurred by the Representatives, or with their consent, in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this paragraph, appropriate adjustment may be made by the Representatives to reflect any amounts received by any one or more Underwriters, pursuant to the Underwriting Agreement or otherwise, in respect of the claim upon which such obligation is based. In respect of any claim there shall be credited against the amount of any Underwriter's obligation under this paragraph any loss, damage, liability or expense that is paid or incurred by such Underwriter as a result of such claim being asserted against it, and, if such loss, damage, liability or expense is paid or incurred by such Underwriter subsequent to any payment by it pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any claim to which the provisions of this paragraph would be applicable is asserted, the Representatives may take such action in connection therewith as they deem necessary or desirable, including retention of counsel for the Underwriters and separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by the Representatives shall be included in the amounts of the Underwriters' obligations under this paragraph. The Representatives may consent to being named as the representatives of a defendant class of underwriters. Any underwriter may elect to retain at its own expense its own counsel and, on advice of such counsel and with the Representatives' consent, may settle or consent to the settlement of any such claim. The Representatives may settle or consent to the settlement of any such claim, on advice of counsel retained by them, with the approval of a majority in interest of the Underwriters. Whenever any Underwriter receives notice of the assertion of any claim to which the provisions of this paragraph would be applicable, such Underwriter shall give prompt notice thereof to the Representatives. Whenever the Representatives receive notice of the assertion of any such claim, they shall give prompt notice thereof to each Underwriter. The Representatives also shall furnish each Underwriter with periodic reports, at such times as they deem appropriate, as to the status of any such claim and the action taken by them in connection therein. In the event of the failure of any Underwriter to fulfill its obligations under this paragraph, such obligations may be charged against each non-defaulting Underwriter in the same proportion as the respective Initial Commitment of such non-defaulting Underwriter bears to the aggregate Initial Commitments to the non-defaulting Underwriters, without relieving such defaulting Underwriter of its liability therefor. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense paid or incurred, and any amount received, by any person controlling any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act shall be deemed to have been paid or incurred or received by such Underwriter to the extent such amount has been paid or incurred or received by reason of such control relationship. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     16. TITLE TO SECURITIES. The Securities purchased by or on behalf of the representative Underwriters any securities purchased pursuant to Section 10 hereof by or on behalf of the respective Underwriters shall remain the property of such Underwriters until sold, and title to any such Securities or securities shall not in any event pass to the Representatives by virtue of any of the provisions of this Agreement.

     17. LEGAL QUALIFICATIONS. It is understood that the Representatives assume no responsibility with respect to the right of any Underwriter or other person to offer or to sell Securities in any jurisdiction, notwithstanding any "Blue Sky" memorandum or survey or any other information that the Representatives may furnish as to the jurisdictions under the securities laws of which it is believed the Securities may be sold. You authorize the Representatives to file with the Department of State of the State of New York a Further State Notice with respect to the Securities, if necessary.

     If you propose to offer Securities outside the United States of America, its territories or its possessions, you shall take, at your own expense and risk, such action, if any, as may be necessary to comply with the laws of each foreign jurisdiction in which you propose to offer Securities.

     If the Representatives inform you that the NASD views the Offering as subject to Schedule E to the By-Laws of the NASD, you agree that you shall, to the extent required, offer the Securities in compliance with such Schedule and the NASD's interpretation thereof.

     If the Representatives inform you that the NASD views the Securities as interests in a direct participation program, you agree that you shall, to the extent required, offer the Securities in compliance with the NASD's interpretation of Appendix F of its Rules of Fair Practice.

     18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and the other persons specified in Section 15 hereof, and the respective successors and assigns of each of them.

     19. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AND CONDITIONS SET FORTH HEREIN WITH RESPECT TO ANY OFFERING, TOGETHER WITH SUCH SUPPLEMENTARY TERMS AND CONDITIONS WITH RESPECT TO SUCH OFFERING AS MAY BE CONTAINED IN THE INVITATION IN CONNECTION THEREWITH, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     20. MISCELLANEOUS. Any notice from the Representatives or us to you shall be deemed to have been duly given if conveyed by written communication or telephone to you at the address set forth at the end of this Agreement, or at such other address as you shall have advised us from time to time in writing. Any notice from you to the Representatives or us shall be deemed to have been duly given if conveyed by written communication or telephone to us at One Seaport Plaza, New York, New York 10292, Attention: Capital Transactions Group.

     You represent that you are actually engaged in the investment banking or securities business and that you are either a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD that agrees to make no sales within the United States of America, its territories or possessions or to person who are citizens thereof or residents therein (except that you may participate in sales to Selected Dealers and to institutions and other retail purchasers under Section 6 hereof) and to comply with the NASD's interpretation with Respect to Free-Riding and Withholding in making sales outside the United States of America.

     In connection with any Registered Offering of Securities of an issuer that was not, immediately prior to the filing of the registration statement with respect to such Securities, subject to the requirements of Section 13(a) or 15(d) of the Exchange Act, you agree that you will not sell any of such Securities to any accounts over which you exercise discretionary authority.

     Please confirm, by signing and returning this Agreement to us, your acceptance of an agreement to the terms and conditions of this Agreement (as supplemented and amended from time to time pursuant to Section 13 hereof), together with and subject to any supplementary or alternative terms and conditions contained in the Invitation and any other written communication from us or the Representatives in connection with such Offering, all of which shall constitute a binding agreement between you and the Representatives and among you and the other Underwriters. Your Acceptance of an invitation with respect to an Offering shall constitute (a) confirmation that your representatives and warranties set forth in this Agreement are true and correct as of the times or for the periods specified herein, (b) confirmation that your agreements set forth in this Agreement have been and will be performed fully by you to the extent and at the times required hereby and (c) acknowledgment of your familiarity with the offering documents, as set forth in Section 3 hereof, with respect to such Offering.

                                        Very truly yours,

                                        PRUDENTIAL SECURITIES INCORPORATED


                                        By  /s/ David Weild IV
                                            ------------------------------
                                                David Wield IV
                                                Managing Director

CONFIRMED as of the date first
written above:


------------------------------
     (Name of Firm)

By:
   ---------------------------

Title:
      ------------------------

Address:
        ----------------------

        ----------------------

        ----------------------


Name as it should appear in any prospectus offering circular or advertisement
(if different from above):


------------------------------------------

*If signer is not an officer or partner, please attach evidence of authorization.

                                                                       Exhibit A

                       MASTER UNDERWRITERS' QUESTIONNAIRE

     Unless otherwise defined, capitalized terms used herein have the meanings assigned thereto in the Master Agreement Among Underwriters dated October 1, 1991, between Prudential Securities Incorporated and you (as amended or supplemented from time to time, the "Agreement"). Reference will be made to this Master Underwriters' Questionnaire in each invitation described in Section 1 of the Agreement received by you from Prudential Securities Incorporated in connection with an Offering of Securities in which Prudential Securities Incorporated is acting as sole or lead representative of the several Underwriters. Your Acceptance of any such invitation should refer in this Master Underwriters' Questionnaire and should set forth any exceptions to the following statements or state that there are no such exceptions.

          (1) Neither you nor any of your directors, officers or partners has a material relationship (as "material" is defined in Rule 405 under the Securities Act) with the issuer of the Securities, its parent (if any) or any guarantor, insurer or seller of the Securities.

          (2) Neither you nor any of your directors, officers or partners, separately or as a "group" (as that term is used in Section 13(d)(3) of the Exchange Act), owns of record or beneficially (determined in accordance with Rule 13(d)(3) under the Exchange Act) more than five percent of any class of voting securities of the issuer, its parent (if any), or any guarantor, insurer or seller of the Securities, nor do you have any knowledge that more than five percent of any class of voting securities of such issuer, parent, guarantor, insurer or seller is held or to be held subject to any voting trust or other similar agreement.

          (3) You have not prepared any report or memorandum for external use by the issuer or any Underwriter in connection with the Offering or, if you have prepared any such report or memorandum, you are furnishing to Prudential Securities Incorporated (a) three copies thereof and (b) a statement as to the actual or proposed use, identifying each class of persons (institutional clients, retail clients, etc.) who have received or will receive the report or memorandum, the number of copies distributed to each such class and the period of distribution.

          (4) In the case of a Registered Offering for which the registration statement is on Form S-1: You have not prepared any engineering, management or similar report or memorandum relating to broad aspects of the business, operations or products of the issuer, its parent (if any), or any guarantor or insurer of the Securities within the past twelve months (except for reports solely comprised of a recommendation to buy, sell or hold the securities of the issuer, its parent (if any), any guarantor or any insurer, unless such recommendation has changed within the past six months) or, if any such report or memorandum has been prepared, you are furnishing to Prudential Securities Incorporated (a) three copies thereof and (b) a statement as to the actual or proposed use, identifying each class of persons (institutional clients, retail clients, etc.) who have received or will receive the report or memorandum, the number of copies distributed to each such class and the period of distribution.

          (5) If the Securities are to be issued under an indenture qualified under the Trust Indenture Act of 1939, as amended:

                   (a) Neither you nor any of your directors, officers or partners is an affiliate (as defined in Rule 0-2 or any successor provision under such Act) of the trustee or trustees under such indenture or their respective parents (if any), and neither such trustees nor their respective parents (if any) nor any of their respective directors or executive officers is a director, officer, partner, employee, appointee or representative of yours, as those terms are defined in such Act or in the relevant instructions to Form T-1 thereunder;

                   (b) Neither you nor any of your directors, partners or executive officers, separately or as a group, owns beneficially more than one percent of any class of voting securities of either of such trustees or their respective parents (if any); and

                   (c) If you are a corporation, you do not have outstanding nor have you assumed or guaranteed any securities otherwise than in your corporate name, and neither of such trustees nor their respective parents (if any) is a beneficial owner or pledgee of any of such securities.

          (6) Other than as stated or to be stated in the Agreement, the Prudential Securities Incorporated Master Selected Dealer Agreement, the proposed Underwriting Agreement or any proposed Inter-Syndicate Agreement relating to the Offering, you do not know of or have reason to believe that
     (a) there are any discounts or commissions to be allowed or paid to underwriters or any other items that would be deemed by the NASD to constitute underwriting compensation for purposes of the NASD's Rules of Fair Practice, (b) there are any discounts or commissions to be allowed or paid to dealers, including all cash, securities, contracts or other considerations to be received by any dealer in connection with the sales of the Securities, (c) there is an intention to over-allot or (d) the price of any security may be stabilized to facilitate the offering of the Securities.

          (7) If the issuer is a public utility: You are not a "holding company", a "subsidiary company", or an "affiliate" of a "holding company" or a "public-utility company", each as defined in the Public Utility Holding Company Act of 1935, as amended.

          (8) If the Offering is subject to the By-Laws, rules and regulations of the NASD: Neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-Laws of the NASD) nor, to your knowledge, any "related person", as defined in the By-Laws of the NASD, which definition includes counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any other persons associated with or related to any of the foregoing) or any broker-dealer (a) within the last eighteen months has purchased in private transactions, or intends before, at or within six months after commencement of the public offering of the Securities, to purchase in private transactions, any securities (including warrants or options) of the issuer, its parent (if any), any guarantor or insurer or any subsidiary of any of the foregoing or (b) within the last twelve months had any dealings with the issuer, any guarantor or insurer of the Securities or any subsidiary or controlling person of any of the foregoing (other than with respect to the Agreement, the proposed Underwriting Agreement or any proposed Inter-Syndicate Agreement) as to which documents or information are required to be filed with the NASD pursuant to its interpretation with Respect to Review of Corporate Financing.

          (9) You may, in accordance with and pursuant to the financial responsibility requirements of Rule 15c3-1 (or any successor provision) under the Exchange Act, agree to purchase your Securities.

          (10) If the issuer of Securities offered in a Registered Offering was not, immediately prior to the filing of the registration statement with respect to such Securities, subject to the requirements of Section 13(a) or 15(d) of the Exchange Act: You will not sell Securities to any accounts over which you exercise discretionary authority.

                                       37